Exhibit 99.2

0000342000_1 R1.0.1.15 NETWORK MEDICAL MANAGEMENT, INC. 1668 S. GARFIELD AVENUE, 2nd FLOOR ALHAMBRA, CA 91801 VOTE BY MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Network Medical Management, Inc. 1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801. . TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends a vote FOR all the proposals listed. 1. Approve merger between Apollo Acquisition Corp. and Network Medical Management, Inc., the Agreement and Plan of Merger and the transactions contemplated thereunder. 2. Approve adjournment of the special meeting to a later date or dates, if necessary. NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

NETWORK MEDICAL MANAGEMENT, INC. Special Meeting of Stockholders [_____ __], 2017 [__] [a.m.][p.m.] This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Kenneth Sim, M.D. and Thomas Lam, M.D., or either of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NETWORK MEDICAL MANAGEMENT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of stockholder(s) to be held at [___] [a.m.][p.m.], Pacific Standard Time, on [_____ __], 2017, at the Company's offices at 1668 S. Garfield Avenue, 3rd Floor, Alhambra, California 91801, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side